                                                                  EXHIBIT 99.h10

                  AMENDMENT NO. 8 TO TRANSFER AGENCY AGREEMENT

     THIS AMENDMENT NO. 8 TO TRANSFER AGENCY AGREEMENT is made as of the 1st day of May, 2004, by and between each of the registered  investment companies listed on Exhibit A, attached hereto (the  "Companies"),  as of the dates noted on such
Exhibit A, and American Century Services Corporation  ("Services").  Capitalized
terms not otherwise  defined  herein shall have the meaning  ascribed to them in the Transfer Agency Agreement (defined below).

                                    RECITALS

     WHEREAS,  the Companies  (other than American Century  Quantitative  Equity
Funds, Inc., a Maryland corporation ("ACQEF, Inc.")) and Services are parties to a certain  Transfer  Agency  Agreement  dated  August 1, 1997,  as amended  (the
"Transfer Agency Agreement"); and

     WHEREAS,  Companies  and Services  now desire to amend the Transfer  Agency
Agreement to add ACQEF, Inc. as a party thereto;

     NOW,  THEREFORE,  in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. Exhibit A to the Transfer Agency Agreement is hereby amended by deleting the text thereof in its entirety  and  inserting in lieu  therefor the Exhibit A attached hereto.

     2. After the date hereof,  all references to the Transfer Agency  Agreement shall be  deemed to mean the  Transfer  Agency  Agreement,  as  amended  by this
Amendment No. 8.

     3. In the event of a conflict between the terms of this Amendment No. 8 and the Transfer Agency Agreement, it is the intention of the parties that the terms of this Amendment No. 8 shall control and the Transfer Agency Agreement shall be interpreted on that basis.  To the extent the provisions of the Transfer  Agency
Agreement  have not been  amended by this  Amendment  No. 8, the parties  hereby confirm and ratify the Transfer Agency Agreement.

     4. This Amendment No. 8 may be executed in two or more  counterparts,  each of which shall be an original and all of which  together  shall  constitute  one instrument.

     IN WITNESS  WHEREOF,  the undersigned have executed this Amendment No. 8 as of the date first above written.

                           AMERICAN CENTURY SERVICES CORPORATION

                           By:    /s/ David C. Tucker
                                  ------------------------------------------
                           Name:  David C. Tucker
                           Title: Senior Vice President

                                  AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                       MUNICIPAL FUNDS
                                  AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                  AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                  AMERICAN CENTURY INVESTMENT TRUST AMERICAN
                                  CENTURY MUNICIPAL TRUST AMERICAN CENTURY
                                  QUANTITATIVE EQUITY FUNDS, INC. AMERICAN
                                  CENTURY TARGET MATURITIES TRUST AMERICAN
                                  CENTURY VARIABLE PORTFOLIOS II, INC.

                           By:    /s/ Charles C. S. Park
                                  -----------------------------------------
                           Name:  Charles C.S. Park
                           Title: Vice President

                                    Exhibit A
            COMPANIES AND FUNDS COVERED BY TRANSFER AGENCY AGREEMENT

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Registered Investment Company and Funds                             Date
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AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS
     California High-Yield Municipal Fund                      August 1, 1997
     California Intermediate-Term Tax-Free Fund                August 1, 1997
     California Limited-Term Tax-Free Fund                     August 1, 1997
     California Long-Term Tax-Free Fund                        August 1, 1997
     California Tax-Free Money Market Fund                     August 1, 1997

AMERICAN CENTURY GOVERNMENT INCOME TRUST
     Capital Preservation Fund                                 August 1, 1997
     Ginnie Mae Fund                                           August 1, 1997
     Government Agency Money Market Fund                       August 1, 1997
     Inflation-Adjusted Bond Fund                              August 1, 1997
     Government Bond Fund                                      August 1, 1997
     Short-Term Government Fund                                August 1, 1997

AMERICAN CENTURY INTERNATIONAL BOND FUNDS
     International Bond Fund                                   August 1, 1997

AMERICAN CENTURY INVESTMENT TRUST
     Prime Money Market Fund                                   August 1, 1997
     Diversified Bond Fund                                     August 1, 2001
     Premium Money Market Fund                                 August 1, 2001
     High-Yield Fund                                            July 1, 2002

AMERICAN CENTURY MUNICIPAL TRUST
     Arizona Municipal Bond                                    August 1, 1997
     Florida Municipal Bond Fund                               August 1, 1997
     Tax-Free Bond Fund                                        August 1, 1997
     High-Yield Municipal Fund                                  March 9, 1998
     Tax-Free Money Market Fund                                August 1, 1997

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
     Equity Growth Fund                                          May 1, 2004
     Global Gold Fund                                            May 1, 2004
     Income & Growth Fund                                        May 1, 2004
     Small Company Fund                                          May 1, 2004
     Utilities Fund                                              May 1, 2004

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
     VP Inflation Protection Fund                             December 31, 2002

AMERICAN CENTURY TARGET MATURITIES TRUST
     Target 2005 Fund                                          August 1, 1997
     Target 2010 Fund                                          August 1, 1997
     Target 2015 Fund                                          August 1, 1997
     Target 2020 Fund                                          August 1, 1997
     Target 2025 Fund                                          August 1, 1997
     Target 2030 Fund                                         December 18, 2000
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